Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors of

Riverview Financial Corporation

We consent to the incorporation by reference in the registration statements (No. 333-210378, 333-207953 and 333-203544) on Form S-8 of Riverview Financial Corporation of our report dated March 29, 2017, with respect to the consolidated financial statements of Riverview Financial Corporation and subsidiaries, included in the December 31, 2016 annual report on Form 10-K of Riverview Financial Corporation.

/s/ Dixon Hughes Goodman LLP

Gaithersburg, Maryland

March 29, 2017

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